Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on December 13, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLAINS GP HOLDINGS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-1005472 (I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Richard McGee
Executive Vice President
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David P. Oelman Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A shares representing limited partner interests	$938,900,000(1)(2)(3)	$0(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all Class A shares offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $938,900,000. To the extent applicable, the aggregate amount of Class A shares registered is further limited to that which is permissible under Rule 415(a)(4) of the Securities Act.

(2)
There are being registered hereunder a presently indeterminate number of Class A shares.

(3)
Calculated in accordance with Rule 457(o). This Registration Statement includes Class A shares with an aggregate offering price of $938,900,000 the issuance of which was previously registered pursuant to Registration Statement No. 333-214964 and which remain unsold. Pursuant to Rule 415(a)(6) of the Securities Act, the filing fee previously paid in connection with such unsold Class A shares will continue to be applied to such unsold Class A shares. As a result, no filing fee is being paid herewith in connection with the $938,900,000 of Class A shares registered hereunder.

           The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 13, 2019

PROSPECTUS

Class A Shares

Representing Limited Partner Interests

        We may offer and sell Class A shares representing limited partner interests in Plains GP Holdings, L.P. from time to time in one or more offerings and in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. The aggregate offering price of the Class A shares sold by us under this prospectus will not exceed $938,900,000.

        We may offer and sell the Class A shares to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes only the general terms of the Class A shares and the general manner in which we will offer the Class A shares. The specific terms of any Class A shares we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the Class A shares.

        You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in any of our Class A shares. You should also read the documents we have referred you to in the "Where You Can Find More Information" section of this prospectus for information about us, including our financial statements.

        Our Class A shares are listed on the New York Stock Exchange ("NYSE") under the symbol "PAGP."

        Limited partnerships are inherently different than corporations, and investing in our Class A shares involves a high degree of risk. You should carefully consider the risks relating to investing in our Class A shares and each of the other risk factors described under "Risk Factors" on page 2 of this prospectus before you make an investment in our Class A shares.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Class A shares or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information. If any other person provides you with additional, different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where an offer or sale of such securities is not permitted.

        The information in this prospectus is not complete. You should review carefully all of the detailed information appearing in this prospectus, any prospectus supplement, any free writing prospectus relating to this offering and the documents we have incorporated by reference before making any investment decision.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell up to $938,900,000 in total aggregate offering price of our Class A shares in one or more offerings. This prospectus generally describes Plains GP Holdings, L.P. and the Class A shares. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," and any additional information you may need to make your investment decision.

 WHERE YOU CAN FIND MORE INFORMATION

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such dates.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, in each case, any information furnished rather than filed), including all such documents we may file with the SEC after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement and, following the effectiveness of the registration statement, until all offerings under this registration statement are completed:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, including information specifically incorporated by reference from our Proxy Statement for our 2019 Annual Meeting;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019;

  •
  our Current Reports on Form 8-K filed on January 4, 2019, February 25, 2019, May 17, 2019, May 30, 2019, August 21, 2019, September 11, 2019, September 17, 2019, September 23, 2019 and November 27, 2019; and

  •
  the description of our Class A shares contained in our Registration Statement on Form 8-A/A, filed on November 16, 2016, and any subsequent amendment or report filed for the purpose of updating such description.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Plains GP Holdings, L.P.
Investor Relations
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100

        The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us. The SEC's website address is www.sec.gov.

        We also make available free of charge on our website at ir.pagp.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        All statements included or incorporated by reference in this prospectus, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast," as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:

  •
  our ability to pay distributions to our Class A shareholders;

  •
  our expected receipt of, and amounts of, distributions from Plains AAP, L.P. ("AAP");

  •
  declines in the actual or expected volume of crude oil and natural gas liquids ("NGL") shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, reduced demand, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors;

  •
  the effects of competition, including the effects of capacity overbuild in areas where we operate;

  •
  market distortions caused by over-commitments to infrastructure projects, which impacts volumes, margins, returns and overall earnings;

  •
  unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

  •
  environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

  •
  fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, NGL and natural gas and resulting changes in pricing conditions or transportation throughput requirements;

  •
  maintenance of Plains All American Pipeline, L.P.'s ("PAA") credit rating and ability to receive open credit from suppliers and trade counterparties;

  •
  the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event, including cyber or other attacks on our electronic and computer systems;

  •
  failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects, whether due to permitting delays, permitting withdrawals or other factors;

  •
  shortages or cost increases of supplies, materials or labor;

  •
  the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations;

  •
  tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

  •
  the availability of, and our ability to consummate, acquisition or combination opportunities;

v

  •
  the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from historical operations;

  •
  the currency exchange rate of the Canadian dollar;

  •
  continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business;

  •
  inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

  •
  non-utilization of our assets and facilities;

  •
  increased costs, or lack of availability, of insurance;

  •
  weather interference with business operations or project construction, including the impact of extreme weather events or conditions;

  •
  the effectiveness of our risk management activities;

  •
  fluctuations in the debt and equity markets, including the price of PAA's units at the time of vesting under its long-term incentive plans;

  •
  risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers;

  •
  general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and

  •
  other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of NGL.

        Other factors described or incorporated by reference herein, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read "Risk Factors" beginning on page 2 of this prospectus and as discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (File No. 001-36132) and in any subsequent Quarterly Report on Form 10-Q, which are incorporated in this prospectus by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

ABOUT PLAINS GP HOLDINGS, L.P.

Overview

        We are a Delaware limited partnership formed in July 2013 that has elected to be taxed as a corporation for U.S. federal income tax purposes. We do not directly own any operating assets; as of September 30, 2019, our principal sources of cash flow are derived from an indirect investment in PAA, a publicly traded Delaware limited partnership. As of September 30, 2019, our sole cash-generating assets consisted of (i) a 100% managing member interest in Plains All American GP LLC ("GP LLC"), an entity that has also elected to be taxed as a corporation for U.S. federal income tax purposes, and (ii) an approximate 73% limited partner interest in AAP through our direct ownership of approximately 181.0 million Class A units of AAP ("AAP Units") and indirect ownership of approximately 1.0 million AAP units through GP LLC. GP LLC is a Delaware limited liability company that also holds the non-economic general partner interest in AAP. AAP is a Delaware limited partnership that, as of September 30, 2019, directly owned a limited partner interest in PAA through its ownership of approximately 252.2 million PAA common units (approximately 32% of PAA's total outstanding common units and Series A preferred units combined). AAP is the sole member of PAA GP LLC ("PAA GP"), a Delaware limited liability company that directly holds the non-economic general partner interest in PAA.

        PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services primarily for crude oil, NGL and natural gas. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. Our business activities are conducted through three operating segments: Transportation, Facilities and Supply and Logistics.

        PAA GP Holdings LLC, a Delaware limited liability company, is our general partner. Our general partner manages our operations and activities and is responsible for exercising on our behalf any rights we have as the sole and managing member of GP LLC, including responsibility for conducting the business and managing the operations of AAP and PAA. GP LLC employs our domestic officers and personnel involved in the operation and management of AAP and PAA. PAA's Canadian officers and personnel are employed by our subsidiary, Plains Midstream Canada ULC.

        For purposes of this prospectus, unless the context clearly indicates otherwise, "our," "we," "us," "the Partnership" or "Plains GP Holdings, L.P." refer to Plains GP Holdings, L.P., the registrant itself, or to Plains GP Holdings, L.P. and its consolidated subsidiaries collectively, as the context requires (we currently have no operating activities apart from those of PAA; accordingly, any references in this prospectus to "we," "our" and similar terms describing assets, business characteristics or other related matters refer to PAA's assets, business characteristics or other matters involving PAA's assets and operating activities).

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 333 Clay Street, Suite 1600, Houston, TX 77002 and our telephone number is (713) 646-4100. Our website is located at www.plainsallamerican.com. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

 RISK FACTORS

        An investment in our Class A shares involves a high degree of risk. Before you invest in our Class A shares, you should carefully consider those risks described in our Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 001-36132) and in any subsequent Quarterly Report on Form 10-Q, which are incorporated into this prospectus by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our Class A shares. If any such risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our Class A shares could decline, and you could lose all or part of your investment. Please read "Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things, investment in the equity of PAA (acting through AAP as provided in the Omnibus Agreement entered into on November 15, 2016 with our general partner, GP LLC, AAP, PAA GP and PAA (the "Omnibus Agreement")), repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.

        Pursuant to the Omnibus Agreement, we have agreed to use the net proceeds from any sale of Class A shares to purchase from AAP a number of AAP Units equal to the number of Class A shares sold at a price equal to the net proceeds from such sale. The Omnibus Agreement also provides that immediately following such purchase and sale, AAP will use the net proceeds it receives from such sale of AAP Units to PAGP to purchase from PAA an equivalent number of common units of PAA.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

 DESCRIPTION OF OUR SHARES

        Please see our registration statement on Form 8-A/A filed on November 16, 2016 (together with any amendments thereto and the other documents incorporated by reference therein), which is incorporated by reference herein, for a description of our shares, our cash distribution policy and the Second Amended and Restated Agreement of Limited Partnership of Plains GP Holdings, L.P., dated as of November 15, 2016, as it may be amended or restated from time to time (our "partnership agreement").

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences related to the purchase, ownership and disposition of our Class A shares by a taxpayer that holds our Class A shares as a "capital asset" (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. This summary does not address all aspects of U.S. federal income taxation. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

  •
  banks, insurance companies or other financial institutions;

  •
  tax-exempt or governmental organizations;

  •
  qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

  •
  dealers in securities or foreign currencies;

  •
  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

  •
  persons whose functional currency is not the U.S. dollar;

  •
  "controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate

  •
  earnings to avoid U.S. federal income tax;

  •
  persons subject to the alternative minimum tax;

  •
  partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

  •
  persons deemed to sell our Class A shares under the constructive sale provisions of the Code;

  •
  persons that acquired our Class A shares through the exercise of employee stock options or otherwise as

  •
  compensation or through a tax-qualified retirement plan;

  •
  certain former citizens or long-term residents of the United States;

  •
  real estate investment trusts or regulated investment companies; and

  •
  persons that hold our Class A shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership, and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) investing in our Class A shares to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A shares by such partnership.

        YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Corporate Status

        Although we are a Delaware limited partnership, we have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on our Class A shares will be treated as distributions on corporate stock for U.S. federal income tax purposes. No Schedule K-1 will be issued with respect to our Class A shares. Instead, holders of Class A shares will receive a Form 1099 from us with respect to distributions received on our Class A shares.

Consequences to U.S. Holders

        The discussion in this section is addressed to holders of our Class A shares who are U.S. holders for U.S. federal income tax purposes. For the purposes of this discussion, a "U.S. holder" is a beneficial owner of our Class A shares that, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions

        Distributions with respect to our Class A shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our Class A shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in such Class A shares, which reduces such basis dollar-for-dollar, and thereafter as capital gain from the sale or exchange of such Class A shares. See "—Gain on Disposition of Class A Shares." Non-corporate holders that receive distributions on our Class A shares that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at a reduced rate (currently at a maximum rate of 20%) provided certain holding period requirements are met.

        Both AAP and PAA have made elections permitted by Section 754 of the Code. As a result, our acquisition of AAP Class A units in connection with our initial public offering (our "IPO") and in connection with exchanges since the IPO by the owners of AAP immediately prior to our IPO that continue to own an interest in AAP as of the date of this prospectus, together with any additional persons or entities, other than PAGP and GP LLC, that have become owners of AAP since the consummation of the IPO and continue to own an interest in AAP as of the date of this prospectus (the "Legacy Owners") and their permitted transferees of their AAP Class A units and Class B shares for Class A shares have resulted in basis adjustments with respect to our interest in the assets of AAP (and indirectly in PAA). Such adjustments have resulted in depreciation and amortization deductions that we anticipate will offset a substantial portion of our taxable income for an extended period of time. In addition, future exchanges of AAP Class A units and Class B shares for our Class A shares will result in additional basis adjustments with respect to our interest in the assets of AAP (and indirectly in PAA). We expect to benefit from additional tax deductions resulting from those adjustments, the amount of which will vary depending on the value of our Class A shares at the time of the exchange.

        As a result of the basis adjustments described above, we may not have sufficient earnings and profits for distributions on our Class A shares to qualify as dividends for U.S. federal income tax purposes. If a distribution on our Class A shares fails to qualify as a dividend for U.S. federal income tax purposes, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in our Class A shares and thereafter as capital gain from the sale or exchange of our Class A Shares. As a result, U.S. corporate holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution.

        You are encouraged to consult your tax advisor as to the tax consequences of receiving distributions on our Class A shares that do not qualify as dividends for U.S. federal income tax purposes, including, in the case of prospective corporate investors, the inability to claim the corporate dividends received deduction with respect to such distributions.

Gain on Disposition of Class A Shares

        A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions, or other taxable disposition of our Class A shares equal to the difference, if any, between the amount realized upon the disposition of such Class A shares and the U.S. holder's adjusted tax basis in those shares. A U.S. holder's tax basis in the shares generally will be equal to the amount paid for such shares reduced (but not below zero) by distributions received on such shares that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the shares sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to U.S. federal income tax at a reduced rate (currently at a maximum rate of 20%). The deductibility of net capital losses is subject to limitations.

Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS with respect to distributions on our Class A shares and the proceeds from a disposition of our Class A shares. U.S. holders may be subject to backup withholding on distributions with respect to our Class A shares and on the proceeds of a disposition of our Class A shares unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder's U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

Consequences to Non-U.S. Holders

        The discussion in this section is addressed to holders of our Class A shares who are non-U.S. holders for U.S. federal income tax purposes. For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of our Class A shares that is an individual, corporation, estate or trust that is not a U.S. holder as defined above.

Distributions

        Distributions with respect to our Class A shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A shares generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder's adjusted tax basis in its Class A shares (but not below zero). The amount of any such distribution in excess of the non-U.S. holder's adjusted tax basis in its Class A shares will be treated as gain from the sale of such shares and will have the tax consequences described below under "Gain on Disposition of Class A Shares." The rules applicable to distributions by a United States real property holding corporation (a "USRPHC") to non-U.S. persons that exceed current and accumulated earnings and profits are not clear. As a result, it is possible that U.S. federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be withheld from distributions received by non-U.S. holders that exceed our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

        Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our Class A shares, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

        Distributions treated as dividends that are paid to a non-U.S. holder and that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Class A Shares

        Subject to the discussion below under "—Backup Withholding and Information Reporting," a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Class A shares unless:

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

  •
  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  our Class A shares constitute a United States real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

        A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

        A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

        Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Class A shares continue to be "regularly traded on an established securities market" (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder's holding period for the Class A shares, more than 5% of our Class A shares will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A shares as a result of our status as a USRPHC. If our Class A shares were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of our Class A shares owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A shares (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

        Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A shares.

Backup Withholding and Information Reporting

        Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to each non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S.

holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A shares effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A shares effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A shares effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

        Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder ("FATCA"), impose a 30% withholding tax on any dividends paid on our Class A shares if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A shares.

        INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

INVESTMENT IN PLAINS GP HOLDINGS, L.P. BY EMPLOYEE BENEFIT PLANS

        An investment in our Class A shares by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and restrictions imposed by Section 4975 of the Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"). For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or individual retirement accounts ("IRAs") established or maintained by an employer or employee organization.

        ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in our Class A shares, the fiduciaries of an ERISA Plan should determine whether such investment is authorized by the documents and instruments governing the ERISA Plan, the applicable provisions of ERISA, the Code or any Similar Laws relating to the fiduciary's duties to the ERISA Plan.

        Among other things, consideration should be given to:

  •
  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any applicable Similar Laws;

  •
  whether in making the investment, the plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and applicable Similar Laws;

  •
  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return;

  •
  whether the acquisition or holding of Class A shares will constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code; and

  •
  whether the plan will be considered to hold, as plan assets, (i) only our Class A shares or (ii) an undivided interest in our underlying assets.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. Therefore, a fiduciary of an employee benefit plan or an IRA accountholder that is considering an investment in our Class A shares should consider whether the entity's purchase or ownership of such Class A shares would or could result in the occurrence of such a non-exempt prohibited transaction.

        In addition to considering whether the purchase of Class A shares is or could result in a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in our Class A shares, be deemed to own an undivided interest in our assets, with the result that our general partner also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including fiduciary standards and its prohibited transaction rules, as well as the prohibited transaction rules of the Code or other applicable Similar Laws.

        ERISA and the Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under certain circumstances. Under these rules, an entity's assets generally would not be considered to be "plan assets" if, among other things:

  •
  the equity interests acquired by employee benefit plans are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, "freely transferable" (as defined in the applicable Department of Labor regulations) and registered under some provision of the federal securities laws;

  •
  the entity is an "operating company"; i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

  •
  there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by our general partner, its affiliates (which do not include the Legacy Owners), and some other persons, is held by (1) employee benefit plans subject to the fiduciary responsibility provisions of ERISA, (2) plans to which the prohibited transaction rules of Section 4975 of the Code apply, and (3) entities whose underlying assets include plan assets by reason of a plan's investment in such entity.

        The summary above is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this filing. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized above. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

        Plan fiduciaries contemplating a purchase of Class A shares should consult with their own counsel regarding the consequences under ERISA, the Code and other Similar Laws in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations. The sale of our Class A shares to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan or that such investment is appropriate for any such plan.

 PLAN OF DISTRIBUTION

        We intend to offer and sell the Class A shares offered by this prospectus by one or more of, or a combination of, the following methods:

  •
  through one or more underwriters for public offering and sale;

  •
  through one or more broker-dealers who may act as agent or may purchase Class A shares as principal and thereafter resell the Class A shares from time to time:

  •
  in or through one or more transactions (which may involve crosses and block transactions) or distributions;

  •
  on the NYSE;

  •
  in the over-the-counter market; or

  •
  in private transactions; or

  •
  to investors directly.

        We will determine the offering price per Class A share from time to time in connection with, and at the time of, sale. We will price the Class A shares at:

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to the then-current market prices;

  •
  a fixed price; or

  •
  negotiated prices.

        We may change the price of the securities offered from time to time.

        We will pay or allow distributors' or sellers' commissions that will not exceed those customary in the types of transactions involved.

        Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of Class A shares for whom they may act as agents. If any broker-dealer purchases Class A shares as principal, it may effect resales of such Class A shares from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of Class A shares for whom they may act as agents.

        To the extent required, the names of the specific managing underwriter or underwriters, brokers, dealers and agents, if any, as well as other important information, will be set forth in an applicable prospectus supplement. In that event, any underwriting compensation paid to underwriters or agents in connection with the offering of the Class A shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in, or may be calculated from, the applicable prospectus supplement. Any underwriters, brokers, dealers and agents who participate in any sale of the Class A Shares may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

        Offers to purchase Class A Shares may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

        We may offer our Class A shares into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        The aggregate maximum compensation the underwriters will receive in connection with the sale of any Class A shares under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.

        Any underwriters, brokers, dealers and agents who participate in any sale of the Class A shares may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        Because FINRA views our Class A shares as interests in a direct participation program, any offering of Class A shares under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the Class A shares in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the Class A shares at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the Class A shares for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the Class A shares, the underwriters, brokers or dealers may place bids for the Class A shares or effect purchases of the Class A shares in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the Class A shares in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed Class A shares in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the Class A shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        The validity of the Class A shares will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on the material federal income tax consequences regarding the Class A shares. If certain legal matters in connection with an offering of the Class A shares made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the Class A shares registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$115,900
Legal fees and expenses	240,000
Accounting fees and expenses	120,000
Printing expenses	15,000
Listing expenses	25,000

Total	$515,900

Item 15.    Indemnification of Directors and Officers.

        Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Under Plains GP Holdings, L.P.'s partnership agreement and subject to specified limitations expressly in its partnership agreement, Plains GP Holdings, L.P. shall indemnify to the fullest extent permitted by Delaware law:

  •
  its general partner;

  •
  any departing general partner;

  •
  the Legacy Owners;

  •
  any Qualifying Interest Holders (as defined in the partnership agreement);

  •
  any person who is or was an affiliate of its general partner, any departing general partner, the Legacy Owners or any Qualifying Interest Holder;

  •
  any person who is or was a managing member, manager, general partner, director, officer, fiduciary, agent or trustee of its general partner or any departing general partner or any affiliate of its general partner, any departing general partner or the Legacy Owners;

  •
  any person who is or was serving at the request of our general partner or any departing general partner or any affiliate of our general partner, any departing general partner, the Legacy Owners or a Qualifying Interest Holder as an officer, director, member, partner, fiduciary or trustee of another person; or

  •
  any person designated by its general partner

from and against all losses, claims, damages or similar events arising by reason of such person's above mentioned position with respect to Plains GP Holdings, L.P. Provided, that such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court determining that such person acted in bad faith or engaged in fraud, willful misconduct or acted with the knowledge that his or her conduct was unlawful. Any indemnification under Plains GP Holdings, L.P.'s partnership agreement will only be out of its assets. Plains GP Holdings, L.P. is authorized to purchase insurance against liabilities asserted against and expenses incurred by persons from Plains GP Holdings, L.P.'s activities, regardless of whether Plains GP Holdings, L.P. would have the power to indemnify the person against liabilities under Plains GP Holdings, L.P.'s partnership agreement.

Item 16.    Exhibits.

Exhibit Number			Description
1.1	**	—	Form of Underwriting Agreement.
3.1		—
Second Amended and Restated Limited Partnership Agreement of Plains GP Holdings, L.P., dated as of November 15, 2016 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed November 21, 2016).
3.2		—
Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC, dated as of February 16, 2017 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed February 21, 2017).
3.3		—
Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC, dated as of October 1, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed August 20, 2018).
3.4		—
Amendment No. 2 to the Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC, dated as of December 10, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed December 11, 2018).
3.5		—
Amendment No. 3 to the Third Amended and Restated Limited Liability Company Agreement of PAA GP Holdings LLC, dated as of November 21, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 27, 2019).
4.1		—	Specimen certificate representing Class A shares (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-3 filed December 8, 2016).
5.1	*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
8.1	*	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
23.1	*	—	Consent of PricewaterhouseCoopers LLP.
23.2	*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1).
24.1	*	—	Power of Attorney (included on signature pages of this registration statement).

*
Filed herewith.

**
To be filed as an Exhibit to a Current Report on Form 8-K or a post-effective amendment to this registration statement.

Item 17.    Undertakings.

(1)
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (e)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 12, 2019.

PLAINS GP HOLDINGS, L.P.
By:	PAA GP HOLDINGS LLC, its general partner
By:	/s/ WILLIE CHIANG
	Name:	Willie Chiang
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        All those persons whose signatures appear below do hereby constitute and appoint Al Swanson and Richard McGee, and each of them, our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

        PAA GP HOLDINGS LLC, for itself and as the general partner of PLAINS GP HOLDINGS, L.P.

Name	Title	Date

/s/ WILLIE CHIANG Willie Chiang	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2019
/s/ HARRY N. PEFANIS Harry N. Pefanis	President, Chief Commercial Officer and Director	December 12, 2019
/s/ AL SWANSON Al Swanson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2019

Name	Title	Date

/s/ CHRIS HERBOLD Chris Herbold	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 12, 2019
/s/ GREG L. ARMSTRONG Greg L. Armstrong	Chairman of the Board	December 12, 2019
/s/ VICTOR BURK Victor Burk	Director	December 12, 2019
/s/ EVERARDO GOYANES Everardo Goyanes	Director	December 12, 2019
/s/ GARY R. PETERSEN Gary R. Petersen	Director	December 12, 2019
/s/ ALEXANDRA D. PRUNER Alexandra D. Pruner	Director	December 12, 2019
/s/ JOHN T. RAYMOND John T. Raymond	Director	December 12, 2019
/s/ BOBBY S. SHACKOULS Bobby S. Shackouls	Director	December 12, 2019
/s/ ROBERT V. SINNOTT Robert V. Sinnott	Director	December 12, 2019
/s/ J. TAFT SYMONDS J. Taft Symonds	Director	December 12, 2019
/s/ CHRISTOPHER M. TEMPLE Christopher M. Temple	Director	December 12, 2019